UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14 (a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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HALIFAX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HALIFAX CORPORATION
5250 Cherokee Avenue
Alexandria, Virginia 22312

ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Halifax Shareholders, which will be held on Tuesday, July 16, 2002 at 2:00 p.m. local time at Halifax Corporation, Alexandria, VA 22312.

     In addition to the meeting purposes enumerated in the attached Notice, it shall be our pleasure to entertain questions pertaining to the affairs of the Company which affect the interests of Shareholders as a whole.

     We encourage your attendance and look forward to seeing you at the meeting, but whether or not you plan to attend, your vote is very important to us. Information about voting procedures can be found in the proxy statement and on the stub portion of the enclosed proxy card. Please return a signed proxy card so that you can be sure your shares will be properly voted.

Sincerely,

Charles L. McNew President and Chief Executive Officer

HALIFAX CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 16, 2002

To the Shareholders of Halifax Corporation:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders (the “Annual Meeting”) of Halifax Corporation (the “Company”) will be held at, Halifax Corporation, 5250 Cherokee Avenue, Alexandria, VA 22312 on Tuesday, July 16, 2002, at 2:00 p.m. local time, for the purpose of considering and acting upon the following:

1.	The election of six (6) directors.

2.	The ratification of the Board of Directors’ appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2003.

3.	The transaction of such other business as may properly come before the Annual Meeting.

     The Board has fixed June 5, 2002 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE. PLEASE REVIEW THE INSTRUCTIONS ON THE PROXY CARD REGARDING YOUR VOTING OPTIONS. SHAREHOLDERS WHO HAVE PREVIOUSLY VOTED BUT ATTEND THE MEETING MAY CHANGE THEIR VOTE AT THE MEETING.

By Order of the Board of Directors

Alexandria, Virginia June 5, 2002	Ernest L. Ruffner Secretary

HALIFAX CORPORATION
5250 Cherokee Avenue
Alexandria, Virginia 22312

PROXY STATEMENT

     The Annual Meeting of Shareholders (the “Annual Meeting”) of Halifax Corporation (the “Company”) will be held on July 16, 2002 at 2:00 p.m. local time, at Halifax Corporation, 5250 Cherokee Avenue, Alexandria, Virginia 22312, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described more fully below. The approximate date on which this proxy statement and the accompanying form of proxy will first be sent or given to shareholders is June 14, 2002.

     Sending in a signed proxy will not affect the stockholder’s right to attend the Annual Meeting and vote in person since the proxy is revocable. Any stockholder giving a proxy has the power to revoke it by, among other methods, delivering a later dated proxy or giving written notice to the Secretary of the Company at any time before the proxy is exercised.

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company.

     The cost of preparing, assembling and mailing the notice, proxy statement and proxy and miscellaneous costs with respect to the same will be paid by the Company. The Company may, in addition, use the services of its officers, directors and employees to solicit proxies personally or by telephone and telegraph, but at no additional salary or compensation. The Company intends to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and to request authority for the execution of proxies. The Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

     A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of the Company’s common stock, par value $0.24, (the “Common Stock”) for election of the nominees for director hereinafter named and for ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors.

     The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (i) matters which the Company has not received notice by June 30, 2002, (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the Annual Meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (v) matters incident to the conduct of the Annual Meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

SHARES OUTSTANDING AND VOTING RIGHT

     Only shareholders who held shares of record at the close of business on June 5, 2002, the record date, will be entitled to notice of and vote at the Annual Meeting. On that date there were 2,175,613 shares of the Company’s Common Stock outstanding. The holders of the common stock are entitled to receive notice and vote at the Annual Meeting. In order for a quorum to be present at the Annual Meeting, one-third of the shares of the Company’s Common Stock as of the close of business on the Record Date must be present in person or represented by proxy at the Annual Meeting. All such shares that are present in person or represented by proxy at the Annual Meeting will be counted in determining whether a quorum is present, including abstentions and broker non-votes.

     Under the rules of the American Stock Exchange (“AMEX”), brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instruction from beneficial owners. Such votes are known as “broker non-votes”, and are counted for purposes of determining the presence of a quorum, but are not counted for purposes of determining whether a proposal has been approved by the shareholders. A shareholder who abstains from a vote by registering an abstention vote will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on the particular matters. Abstentions and broker non-votes are not counted as votes cast in the election of directors.

     Each share of Common Stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting. Directors are elected by a plurality of the votes of the shares present or represented at the meeting and entitled to vote. Approval of each other matter to be voted upon requires the affirmative vote of a majority of the votes of shares present or represented at the meeting and entitled to vote on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

     The following table sets forth as of June 5, 2002: (1) the number of shares of the Company’s Common Stock owned beneficially by each person who owned of record, or is known by the Company to have owned beneficially, more than 5% of such shares then outstanding; (2) the number of shares owned by each director and executive officer of the Company whose salary and bonus totaled $100,000 or more during fiscal 2002 (the “Named Officers”); (3) each nominee for director; and (4) the number of shares owned beneficially by all officers and directors as a group. Information as to the beneficial ownership is based upon statements furnished to the Company by such persons.

Amount and Nature
of Beneficial
Name of Beneficial Owner and Address	Ownership	Percent of Class

Research Industries Incorporated (1)(2)(3) 123 North Pitt Street Alexandria, Virginia 22314	825,707	37.0%

Arch C. Scurlock (1) 123 North Pitt Street Alexandria, Virginia 22314	837,804(4)	38.0

John H. Grover (2) 123 North Pitt Street Alexandria, Virginia 22314	12,097(5)	*

John M. Toups 5250 Cherokee Avenue Alexandria, Virginia 22312	16,597(6)	*

Thomas L. Hewitt 5250 Cherokee Avenue Alexandria, VA 22312	5,533(7)	*

Daniel R. Young 5250 Cherokee Avenue Alexandria, VA 22312	667(8)	*

Charles L. McNew 5250 Cherokee Avenue Alexandria, VA 22312	7,500(9)	*

Thomas J. Basile 5250 Cherokee Avenue Alexandria, VA 22312	700(10)	*

James L. May 5250 Cherokee Avenue Alexandria, VA 22312	0	*

Amount and Nature
of Beneficial
Name of Beneficial Owner	Ownership	Percent

James L. Sherwood, IV 5250 Cherokee Avenue Alexandria, VA 22312	7,225(11)	*

Joseph Sciacca 5250 Cherokee Avenue Alexandria, VA 22312	2,228(12)	*

All officers and directors as a group, including the above (10) persons	890,351(13)	40.0

*	Less than 1%

(1)	Research Industries Incorporated is 95% owned by Arch C. Scurlock, Chairman of the Company’s Board of Directors. Dr. Scurlock is also President and a director of Research Industries Incorporated.
(2)	Mr. Grover is also a 5% owner, a director and Executive Vice President and Treasurer of Research Industries Incorporated. (See note 1 above)
(3)	Research Industries Incorporated owns $2.0 million face amount of the Company’s 7% Convertible Subordinated Debenture dated January 27, 1998 and $690,000, $310,000, $500,000 and $500,000 face amount of the Company’s Promissory Notes dated October 8, 1998, October 13, 1998, November 2, 1998 and November 5, 1998, respectively.
(4)	Includes 825,707 shares held by Research Industries Incorporated in which Mr. Scurlock is a majority shareholder, President and a director (See note 1 above) as well as 12,097 shares subject to options granted pursuant the Non-Employee Director Stock Option Plan which are exercisable within 60 days of the Record Date.
(5)	Includes 12, 097 shares subject to options granted pursuant the Non-Employee Director Stock Option Plan which are exercisable within 60 days of the Record Date. Excludes shares held by Research Industries Incorporated, a company in which Mr. Grover is a shareholder, director and executive officer (See note 3 above) with respect to which Mr. Grover disclaims beneficial ownership due to his lack of voting or dispositive power with respect to such shares.
(6)	Includes 4,500 shares held directly as well as 12,097 shares subject to options granted pursuant to the Non-Employee Director Stock Option Plan which are exercisable within 60 days of the Record Date.
(7)	Includes 5,533 shares subject to options granted pursuant to the Non-Employee Director Stock Option Plan which are exercisable within 60 days of the Record Date.
(8)	Includes 667 shares subject to options granted pursuant to the Non-Employee Director Stock Option Plan which are exercisable within 60 days of the Record Date.
(9)	Includes 7,500 shares held directly.
(10)	Includes 700 shares held directly.
(11)	Includes 2,225 shares held directly as well as 5,000 shares subject to options granted pursuant to the Employee Stock Option Plan.
(12)	Includes 2,228 shares held directly.
(13)	Includes 17,153 shares held directly, 825,707 shares held through corporations controlled by directors and 47,491 shares subject to options which are exercisable within 60 days of the Record Date.

PROPOSAL I — ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Company shall be managed by a Board of Directors consisting of between three and seven members, the precise number of directors to be fixed from time to time by resolution of the Board of Directors. The number of Directors has been fixed at six.

     Each director is elected to serve until the next annual meeting of shareholders or until the election and qualification of their respective successors. The Board has nominated the nominees named below, which nominees are currently serving as directors and have indicated their willingness to continue serving as directors. The Board knows of no reason why such nominees would be unable to serve as directors. The Company expects each nominee to be able to serve if elected, but if any nominee notifies the Company before the meeting that he is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

     The following table sets forth the name and age of each of the nominees to the Board of Directors of the Company, together with respective periods of service as directors and other positions with the Company:

		Date First
Nominee	Age	Elected	Principal Occupation and Employment; Other Background

Arch C. Scurlock	82	1973	Arch C. Scurlock, presently Chairman of the Board of Directors, has been a Director of the Company since 1973. He has been President and a Director of Research Industries Incorporated, a private investment company since 1968. He served from 1969 to 1992 as Chairman of the Board of TransTechnology Corporation, a manufacturer of aerospace defense and other industrial products.

Charles L. McNew	50	2000	Charles L. McNew joined the Company in July 1999 and was appointed President and Chief Executive Officer May 8, 2000. Mr. McNew became a director of the Company in 2000. He had been acting President and CEO from April 14, 2000 to May 7, 2000 and prior to that was Executive Vice President and Chief Financial Officer. Prior to joining the Company, from July 1994 through July 1999, Mr. McNew was Chief Financial Officer and later Chief Operating Officer of NumereX Corporation, a public Company which develops and markets communications and information products and services.

John H. Grover	74	1984	John H. Grover became a Director of the Company in 1984. He has served as Executive Vice President, Treasurer and Director of Research Industries Incorporated since 1968 and as a Director of TransTechnology Corporation from 1969 to 1992.

John M. Toups	76	1993	John M. Toups served as President and CEO of Planning Research Corporation (PRC) from 1978 to 1987. Prior to that he served in various executive positions with PRC. For a short period of time in 1990, he served as interim Chairman of the Board and CEO of the National Bank of Washington and Washington Bancorp and is currently a Director of CACI International, Inc., an information technology company, NVR, Inc. a home builder company, Thermatrix, Inc., an air emissions control technology company, Andrulis Corporation, an information systems company and GTSI, a reseller of software/hardware company. Mr. Toups became a director of the Company in 1993.

Daniel R. Young	68	2001	Daniel R. Young became a Director of the Company in March 2001. Mr. Young, former Vice Chairman and Chief Executive Officer of Federal Data Corporation (FDC), retired recently after having served the company in various executive capacities for more than two decades. He joined FDC in 1976 as the Executive Vice President, and in 1985, was elected President and Chief Operating Officer. Following the acquisition in 1995 of FDC by The Carlyle Group, Mr. Young assumed the position of President and Chief Executive Officer. In 1998, he was elected Vice Chairman of the Board of Directors. Before joining FDC, Mr. Young was an executive with Data Transmission Company. He ultimately became Executive Vice President, and, prior to that, held various engineering, sales and management positions at Texas Instruments, Inc. He also served in the U.S. Navy as a sea officer.

		Date First
Nominee	Age	Elected	Principal Occupation and Employment; Other Background

Thomas L. Hewitt	62	2000	Thomas L. Hewitt founded Federal Sources in December of 1984, a market research and consulting firm, and served as the Company’s CEO until the recent sale of the Company in 2000. Prior to founding Federal Sources, Mr. Hewitt served as a Senior Vice President of Kentron, an information technology professional services company acquired by PRC, and held several senior level positions at CSC, an information technology systems integration company, including President of the Infonet Government Systems Division and VP of Program Development of the Systems Group. Mr. Hewitt became a director of the Company in 2000.

     Information regarding share ownership of directors is included under the heading “Security Ownership of Management and Certain Beneficial Owners.”

     THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES FOR DIRECTOR.

Board of Directors’ Meetings and Committees

     Board of Directors actions were taken in 2002 at the Annual Meeting of Directors that followed the 2001 Annual Meeting of Shareholders and five Board of Directors meetings and two occasions by directors’ unanimous written consent. Each director attended all meetings of the Board and of the Committees of the Board on which they serve.

     The Board of Directors has an Audit Committee consisting of John M. Toups, Daniel R. Young and John H. Grover. Messrs. Toups and Young of the Audit Committee meet the independence standards of the rules promulgated by the American Stock Exchange. Mr. Grover is an officer of Research Industries, an affiliated company, which owns 38% of the common stock of the Company as well as, $4.0 million in subordinated debt of the Company. The Board of Directors has determined that membership on the Audit Committee by Mr. Grover is in the best interests of the Company and its shareholders as Mr. Grover has vast experience in corporate financial matters and specific knowledge of the Company having been on the Board of Directors and Audit Committee for many years. The audit committee meets periodically with the Corporation’s independent public accountants and members of management and reviews the Corporation’s accounting policies and internal controls. It also reviews the scope and adequacy of the independent accountant’s examination of the Corporation’s annual financial statements. In addition, the Audit Committee recommends the firm of independent public accountants to be retained by the Corporation. The Audit Committee held one meeting during fiscal year 2002. The Board of Directors adopted an Audit Committee Charter. A copy of the Audit Committee Charter is attached as an exhibit to the Proxy.

     The Compensation and Incentive Committee advises the Board of Directors with respect to compensation levels and the issuance of stock options to key employees of the Company. The committee members are Messrs. Scurlock, Grover, and Toups. During the year ended March 31, 2002, the committee held two meetings.

     The Nominating Committee was created for the purpose of considering individuals to be nominated for election to the Board of Directors. Selections are presented to the Board for inclusion in the slate of management nominees submitted to the shareholders for election. The current committee members are Messrs. Grover and Scurlock. During the year ended March 31, 2002, the committee held one meeting.

Director Compensation

     Directors who are not officers of the Company receive an annual fee of $1,000. During the fiscal year ended March 31, 2002, Directors also received $2,000 and reimbursement of expenses incurred for each meeting of the Board of Directors which they attended. Each Director is granted 5,000 options on the first of the month following the date of the annual meeting of shareholders on which they are initially elected and up to 2,000 options on each annual reelection by the shareholders as a Director of the Company. Such options are granted at an exercise price equal to or greater than the fair market value of the Common stock on the date of grant.

NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

					Potential Realizable
		Percent Total			Value at Assured Annual
		Options Granted	Exercise		Rates of Stock Price
	Options	to Employees in	or Base		Appreciation for
Name	Granted	Fiscal Year	Price($)	Expiration Date	Option Term(1)

					5%($)	10%($)

Arch C. Scurlock Chairman of the Board	2,000	1.6%	$1.80	10/2011	$4,084	$5,212

John H. Grover Director	2,000	1.6	1.80	10/2011	4,084	5,212

John M. Toups Director	2,000	1.6	1.80	10/2011	4,084	5,212

Thomas L. Hewitt Director	2,000	1.6	1.80	10/2011	4,084	5,212

Daniel R. Young Director	5,000	4.0	1.80	10/2011	10,210	13,031

(1)	Discloses the potential reliable value assuming that the market price of the underlying security appreciates at annualized rates of 5 and 10 percent over the term of the award.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors of the Company has reviewed and discussed the consolidated financial statements of the Company and its subsidiaries to be set forth in the Corporation’s 2002 Annual Report to shareholders on Form 10-K for the year-end March 31, 2002, with management of the Company and Deloitte & Touche LLP, independent public accountants for the Company.

     The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, which includes among other items, matters relating to the conduct of an audit of the Company’s financial statements.

     The Audit Committee has received the written disclosures and letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Deloitte & Touche LLP their independence from the Company. Based on the review and discussions with management of the Company and Deloitte & Touche LLP referred to above, the Audit Committee has recommended to the Board of Directors that the Company publish the consolidated financial statements of the corporation and subsidiaries for the year ended March 31 2002, in the Company’s Annual Report on Form 10-K for the year ended March 31, 2002 and in the Company’s 2002 Annual Report to shareholders.

     It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles, that is the responsibility of management and the Company’s independent public accountants. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representations that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company’s independent public accountants with respect to such financial statements.

     This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission (the “SEC”) that incorporates by reference all or any portion of this Proxy Statement, except to the extent that the Company specifically requests that the Report be specifically incorporated by reference.

     Submitted by the members of the Audit Committee of the Board of Directors.

John M. Toups, Chairman Daniel R. Young John H. Grover

EXECUTIVE COMPENSATION

The following table sets forth information relating to the Chief Executive Officers and other officers whose compensation exceeded $100,000 serving except as otherwise indicated at the close of the fiscal year ended March 31, 2002 for services rendered in all capacities during the fiscal years ended March 31, 2002, 2001, and 2000.

SUMMARY COMPENSATION TABLE

Long-Term
		Annual Compensation			Compensation Payouts

				Other Annual	Securities Underlying	All Other
		Salary	Bonus	Compensation	Options	Compensation
	Year	($)	($)	($)(1)	(#)	($)

Charles L. McNew(2)	2002 2001 2000	$200,298 200,000 100,451	- $30,000 100,000	- - -	25,000 25,000 45,000	$4,807(5) 2,085 2,887
Joseph Sciacca(3)	2002 2001 2000	$143,466 130,931 31,812	- $22,000 -	- - $105,000	10,000 25,000 -	$5,317(6) 7,017 1,960
James L. May	2002 2001 2000	$142,215 133,396 90,937	- $5,325 -	- - -	5,000 10,000 -	$3,673(7) 6,225 -
James L. Sherwood, IV	2002 2001 2000	$133,758 127,945 113,543	- $6,000 6,000	- - -	8,000 - 5,000	$4,492(8) 7,156 2,390
Thomas J. Basile(4)	2002 2001	$175,170 16,827	$60,000 -	- -	5,000 45,000	$2,449(9) -

(1)	Excludes perquisites and other personal benefits that do not exceed the lesser of $50,000 or 10% of each officer’s total salary and bonus.
(2)	Mr. McNew’s annual base salary is $200,000.
(3)	Received $105,000 in compensation as a consultant and prior to joining the Company in December 1999.
(4)	Joined the Company February 12, 2000 at an annual salary of $175,000.
(5)	Includes Company contributions of $3,714 to the 401(k) plan, $168 to the health and welfare plans and an automobile allowance of $925.
(6)	Includes Company contributions of $2,569 to the 401(k) plan and $2,748 to the health and welfare plans.
(7)	Includes Company contributions of $1,921 to the 401(k) plan and $1,752 to the health and welfare plans.
(8)	Includes Company contributions of $2,484 to the 401(k) plan and $2,008 to the health and welfare plans.
(9)	Includes Company contributions of $3 to the 401(k) plan and $2,446 to the health and welfare plans.

     The following table sets forth information regarding options to purchase shares of Common Stock granted to the Named Officers during fiscal 2002.

OPTION GRANTS IN FISCAL YEAR 2002

1994 STOCK OPTION PLAN

	Number of	Percentage of Total			Potential Realized Value at
	Securities	Options Granted	Exercise		Assumed Annual Rates of Stock
	Underlying Options	to Employees in	or Base	Expiration	Price Appreciation for
Name	Granted(1)	Fiscal Year	Price($)	Date	Option Term(2)

					5%($)	10%($)

Charles L. McNew	25,000	20.0%	$4.05	3/2012	$129,224	$164,926
President/CEO

Joseph Sciacca	10,000	8.0	4.05	3/2012	51,689	65,990
Vice President of Finance and Chief Financial Officer

Thomas J. Basile	5,000	4.0	4.05	3/2012	25,845	32,985
Vice President, Sales & Marketing

James L. Sherwood, IV	8,000	6.04	2.60-4.05	5/2011-3/2012	35,800	45,690
Vice President, Contracts & Administration

James L. May	5,000	4.0	2.60	5/2011	25,845	32,985
Vice President, Operations

(1)	On May 9, 2001, options were granted to the following individuals: James L. Sherwood (3,000) and James L. May (5,000). On March 20, 2002, options were granted to the following individuals: Charles L. McNew (25,000), Joseph Sciacca (10,000), Thomas J. Basile (5,000), James L. Sherwood (5,000).
(2)	Discloses the potential realizable value assuming that the market price of the underlying security appreciates at annualized rates of 5 and 10 percent over the term of the award.

     The following table sets forth the information regarding option exercises by the Named Officers during fiscal 2002.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTIONS

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised In-The-
	Acquired on	Value ($)	Options at Fiscal Year-End		Money Options at Fiscal Year-End
Name	Exercise(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Charles L. McNew	—	—	—	95,000	—	—
President & CEO

Joseph Sciacca	—	—	—	35,000	—	—
Vice President of Finance and Chief Financial Officer

James L. May	—	—	—	15,000	—	$92
Vice President, Operations

Thomas J. Basile	—	—	—	50,000	—	—
Vice President, Sales & Marketing

James L. Sherwood, IV	—	—	5,000	8,000	—	$55
Vice President, Contracts & Administration

Severance Arrangements

     On May 8, 2000, the Company entered into an Executive Severance Agreement (“Agreement”) with Mr. McNew, the Company’s President and Chief Executive Officer. The Agreement provides benefits under certain circumstances including a change in control of the Company and remains in effect so long as Mr. McNew continues to be employed by the Company. It confirms that employment is at will and provides for termination without additional compensation in the event of death, resignation, retirement or “for cause,” as defined in the Agreement. Except in connection with a change of control event as defined in the Agreement termination for any other reason results in compensation equal to twelve months salary. In the event of termination within one year after a change in control, Mr. McNew would receive compensation equal to twenty-four months salary subject to statutory limitations. In the event Mr. McNew was terminated on March 31, 2002, he would receive a severance payment of $400,000.

     The Company entered into termination/separation agreements on March 15, 2001 with Messrs. May and Basile, on May 10, 2000 with Mr. Sciacca and Mr. Sherwood on November 15, 1999, in the event of separation from the Company. The agreements were filed as an exhibit to Form 10Q for the nine-month period ending September 30, 2001.

     For the above named individuals, in the event of termination without cause, the Company will continue to pay the then current individual’s salary for a period of six months from the date of termination. In the event Messrs. May, Basile, Sciacca or Sherwood were terminated, without cause, on March 31, 2002, they would be entitled to a termination payment of $72,500, $87,500, $70,000 and $66,900 respectively.

REPORT OF THE COMPENSATION AND INCENTIVE COMMITTEE

     The overall philosophy regarding compensation of the Company’s executive officers continues to be based upon the concept that in order to achieve the Company’s objectives of progress, growth and profitability it is necessary to attract and retain qualified executives who are motivated to provide a high level of performance. A vital element in this motivation is to offer an executive compensation program that is not only competitive but rewards those executives whose efforts enable the Company to achieve its goals. To accomplish this objective, the Committee has an established policy whereby a significant segment of an executive’s total compensation is related directly to performance resulting in the interest of the Company’s executives being in parallel with the interest of its shareholders.

     The executive compensation program includes three elements which are intended to constitute a flexible and balanced method of establishing total compensation. These are base salary, annual bonus and stock options. When combined, these elements are intended to provide key executives sufficient motivation and incentives so that their efforts will maximize corporate performance thereby enhancing shareholder value. In accomplishing this objective, the compensation program seeks to balance performance rewards with what is reasonable under the total circumstances including the competitiveness of the executive marketplace.

     The base salaries of the executive officers are a reflection of the size of the Company, the scope of responsibility of each individual and the extent of experience in their particular positions. Reviewed annually, base salaries are related indirectly to the Company’s performance and marginally related to the cost of living.

     Mr. McNew was appointed President and CEO effective May 8, 2000 at an annual salary of $200,000. Mr. McNew’s appointment was based on a thorough search by a committee of the Board, which considered candidate qualifications and competitive salaries. Prior to that, Mr. McNew served as Executive Vice President of Halifax from July 1999 and Chief Financial Officer from September 1999. On July 1, 2002, Mr. McNew’s base salary will increase to $230,000.

     The second component of the executive compensation program is incentive compensation related to the achievement of business plan objectives. The business plan and related objectives are reviewed and approved by the Board of Directors. Executives who qualify under the program are monetarily awarded if specific objectives are achieved and can be further rewarded, based upon a formula calculation if assigned objectives are exceeded. Mr. McNew earned incentive compensation of $30,000 for the fiscal year ended March 31, 2001. For the fiscal year ended March 31, 2003, Mr. McNew may qualify for incentive compensation which could total $60,000 or more based on the achievement of certain objectives.

     The final component of the executive compensation program is the 1994 Key Employee Stock Option Plan (“Plan”) which was adopted and approved by the Company’s shareholders at the 1994 annual meeting and is for the benefit of the Company’s key employees, including officers, who meet certain criteria. The purpose of the Plan is to attract, motivate, and retain those highly competent individuals upon whose judgment, initiative, and leadership, the continued success of the Company depends. The Plan is administered by a committee of three members of the Board of Directors who are not eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee has sole discretion and authority to determine from among eligible employees those to whom and time or times at which, options may be granted, the numbers of shares of Common Stock to be subject to each option, and the type of option to be granted. On March 20, 2002, Mr. McNew was granted 25,000 options to acquire the Company’s common stock at $4.05 per share. On October 5, 1999 and May 18, 2000 Mr. McNew was granted 45,000 and 25,000 options, respectively, to acquire the Company’s common stock at exercise prices of $5.75 and $5.50 per share, respectively.

     No member of the Compensation and Incentive Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Arch C. Scurlock	John M. Toups	John H. Grover

PERFORMANCE GRAPH—SHAREHOLDERS RETURN

     Set forth below is a graph comparing the cumulative return of the Standard & Poor’s (“S&P”) 500 Composite Stock Index (“S&P 500”) and the Technology Sector Composite Index compiled by S&P. The graph assumes a $100 initial investment on March 31, 1996 and a reinvestment of dividends in the Company and each of the companies reported in the indices through March 31, 2002.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG HALIFAX CORPORATION, THE S & P 500 INDEX
AND THE S & P INFORMATION TECHNOLOGY INDEX

     *$100 invested on 3/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

     Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P. htm

CERTAIN TRANSACTIONS

     The Company on May 8, 2000 entered into an Executive Severance Agreement (“Agreement”) with Mr. McNew in recognition of his position of high responsibility and authority. The Agreement provides benefits under certain circumstances including a change in control of the Company and remains in effect so long as Mr. McNew continues to be employed by the Company. It confirms that employment is at will and provides for termination without additional compensation in the event of death, resignation, retirement or “for cause,” as defined therein. Except in connection with a change of control event termination for any other reason results in compensation equal to twelve months salary. In the event of termination within one year after a change in control Mr. McNew would receive compensation equal to twenty-four months salary subject to statutory limitations.

     In addition, the Company and Mr. McNew entered into a letter agreement dated March 31, 2001 pursuant to which the Company, in consideration of Mr. McNew’s continued employment with the Company through March 31, 2002, agreed to pay to Executive $100,000 as a severance payment. This payment is based upon the Mr. McNew’s current base salary rate and will be paid on normal payroll payment dates.

     On December 13, 2001, the Company issued 109,927 shares of the Company common stock to Research Industries, Inc., a company which Mr. Scurlock is a majority shareholder, President and director and Mr. Grover is a director, executive officer and shareholder. The market value of the stock on the date of transfer was $330,880. After the transaction, Research Industries owned 825,707 shares of the Company, or 37.0% of its outstanding common stock. The common stock was issued in lieu of a cash payment for accrued interest on the Company’s subordinated debt to Research Industries, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. The Company believes that all of these filing requirements were complied with by its officers and directors and by the other beneficial owners of more than 10% of the Company’s Common Stock except for the late filing of a Form 4 by Charles L. McNew, Joseph Sciacca, James L. Sherwood, Thomas J. Basile and James L. May. These disclosures were made on Form 5. On making the foregoing statements, the Company has relied upon copies of the reporting forms received by it and certain written representations.

PROPOSAL II — RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent accountants, subject to the ratification of such appointment by the Shareholders, to serve as independent accountants for the Company and its subsidiaries for the year ending March 31, 2003. Deloitte & Touche LLP served as the Company’s independent accountants for the year ended March 31, 2002. The Audit Committee has recommended approval of Deloitte & Touche LLP as independent accountants to the Board of Directors.

     The Company is advised that no member of Deloitte & Touche LLP has any direct or indirect interest in the Company or any of its subsidiaries or has had, since its appointment, any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Deloitte & Touche LLP will be invited to the annual meeting and, if present, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended March 31, 2002 (the “2002 fiscal year”) and the reviews of the financial statements included in the Company’s Form 10-Qs for the 2002 fiscal year totaled $180,000.

     Financial Information Systems Design and Implementation Fees. No fees were billed for professional services related to financial information systems design and implementation by Deloitte & Touche LLP for the 2002 fiscal year.

     All Other Fees. The aggregate fees billed for services rendered by the Company’s independent auditors, other than for audit and information technology services, described in the preceding two paragraphs, totaled $37,000 for Deloitte & Touche LLP fiscal 2002.

     The Audit Committee has considered whether the provision of services covered in the preceding two paragraphs is compatible with maintaining Deloitte & Touche LLP’s independence.

SHAREHOLDER PROPOSALS

     Pursuant to the proxy rules under the Exchange Act, the Company’s shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company’s 2003 Annual Meeting of Shareholders (the “2003 Meeting”) will be April 30, 2003. As to all such matters which the Company does not have notice on or prior to April 30, 2003, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2003 Meeting to vote on such proposal. A shareholder proposal regarding the 2003 Meeting must be submitted to the Company at its office located at 5250 Cherokee Avenue, Alexandria, Virginia 22312, by February 14, 2003 to receive consideration for inclusion in the Company’s 2003 proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no additional matters to be presented for vote of the shareholders at the Annual Meeting, other than the approval of the minutes of the last shareholders’ meeting, which action shall not be construed as approval or disapproval of any of the matters referred to in such minutes, nor has it been advised that others will present any other matters. Should any matters be properly presented at the Annual Meeting for a vote of the shareholders, the proxies will be voted in accordance with the best judgment of the proxy holder.

ANNUAL REPORT

     This Proxy Statement is accompanied by the Annual Report to Shareholders for the year ended March 31, 2002 (the “Annual Report”). The Annual Report contains the Company’s audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

     EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2002 REQUIRED TO BE FILED WITH THE SEC WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO: HALIFAX CORPORATION, 5250 CHEROKEE AVENUE, ALEXANDRIA, VIRGINIA 22312, ATTENTION: CORPORATE SECRETARY.

By Order of the Board of Directors

Ernest L. Ruffner Secretary

Appendix A

HALIFAX CORPORATION
AUDIT COMMITTEE CHARTER

Composition

There shall be a committee of the board of directors (the “Board”) to be known as the audit committee which shall have at least three (3) members, comprised solely of independent directors as such term is defined in Section 121(A) of the American Stock Exchange (“AMEX”) listing standards, subject to the exception in Section 121(B)(b)(ii) of the AMEX listing standards.

Each member of the audit committee shall be able to read and understand fundamental financial statements, including the company’s balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. In addition, at least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board shall elect or appoint a chairman of the audit committee who will have authority to act on behalf of the audit committee between meetings.

Responsibilities

The responsibilities of the audit committee are:

•	Ensure its receipt from the outside auditor of a formal written statement, delineating all relationships between the outside auditor and the company consistent with the Independence Standards Board Standard 1.

•	Actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and be responsible for taking, or recommending that the board of directors take, appropriate action to oversee the independence of the outside auditor.

•	In view of the outside auditor’s ultimate accountability to the Board and the audit committee, as representatives of the shareholders, the audit committee, acting together with the Board, has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor (or nominate an outside auditor for shareholder approval in any proxy statement).

A-1

•	Review with the outside auditor, the company’s internal auditor (if any), and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

•	Consider, in consultation with the outside auditor and management of the company, the audit scope and procedures.

•	Review the financial statements contained in the annual report to shareholders with management and the outside auditor to determine that the outside auditor is satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

•	Meet with the internal auditor (if any), outside auditor or the management privately to discuss any matters that the audit committee, the internal auditor, the outside auditor or the management believe should be discussed privately with the audit committee.

•	Review and assess the adequacy of the committee’s charter annually.

•	Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

Limitations

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to changing conditions.

The evaluation of the company’s financial statements by the audit committee is not of the same quality as the audits performed by the independent accountants, nor does the audit committee’s evaluation substitute for the traditional primary responsibilities of the company’s management for preparing, or the independent accountants for auditing, the financial statements.

A-2

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
HALIFAX CORPORATION

July 16, 2002

Please Detach and Mail in the Envelope Provided

A [X]	Please mark your votes as in this example

	FOR ALL NOMINEES listed at right (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed at right			FOR	AGAINST	ABSTAIN
1. Election of	[ ]	[ ]	Nominees:	2. Proposal to ratify Deloitte & Touche, LLP as	[ ]	[ ]	[ ]
Directors			Arch C. Scurlock	Independent Public Accountants of the Company
			John H. Grover Charles L. McNew	for the fiscal year ending March 31, 2003.
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below			Daniel R. Young John M. Toups Thomas L. Hewitt	3. In their discretion, upon such other matters as properly may come before the meeting.
_________________________	THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE HALIFAX CORPORATION PROXY STATEMENT.
Should the undersigned be present and choose to vote at the Annual Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of Halifax Corporation at the Annual Meeting of the stockholders decision to terminate this proxy, then the power of such attorneys or proxies shall be terminated and shall have no force or effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary or by duly executing a proxy bearing a later date.

The undersigned acknowledges receipt with this Proxy a copy of the Proxy Statement for the Annual Meeting of Shareholders to be held July 16, 2002 and 2002 Annual Report to Shareholders.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE CHECK IF YOU INTEND TO BE PRESENT AT THE MEETING [ ]

__________________________________	________________________________	Dated: _______________________,2002
SIGNATURE OF SHAREHOLDER	SIGNATURE, IF HELD JOINTLY

IMPORTANT:	Please date this proxy and sign exactly as your name(s) appear on the Company records. If shares are held jointly, signatures should include both names. Executors, administrators, trustees, guardians and others, signing in a representative capacity, please give full title. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign partnership name by authorized person.

PROXY	HALIFAX CORPORATION	PROXY
5250 Cherokee Avenue
Alexandria, Virginia 22312

Annual Meeting of Shareholders to be held July 16, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ernest L. Ruffner and Joseph Sciacca or either of them, as proxies and attorneys in fact with full power of substitution to represent and to vote for the undersigned all shares of Common Stock, $0.24 par value, of Halifax Corporation that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Halifax Corporation to be held on July 16, 2002 and at any adjournment thereof. The undersigned directs this proxy to vote as indicated on the reverse side of this proxy card.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(To be Signed on Reverse Side)